UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2015 (May 15, 2015)

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-195292	46-1140492
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 21, 2015, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose the Company’s acquisition of a 146-room select service hotel located in Durham, North Carolina which operates as the AWH-BP Durham Hotel, LLC (the “Courtyard - Durham”).

The Current Report on Form 8-K filed on May 21, 2015 was filed without the requisite financial information regarding the Courtyard - Durham. Accordingly, we are filing this Amendment to the Current Report on Form 8-K to include such information.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Acquired Business. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

AWH-BP Durham Hotel. LLC

Financial Statements

Independent Auditors’ Report

Balance Sheets as of March 31, 2015, December 31, 2014 and 2013

Statements of Operations for the three months ended March 31, 2015, the year ended December 31, 2014 and the period from April 23, 2013 (date of acquisition) through December 31, 2013

Statements of Member’s Equity for the three months ended March 31, 2015, the year ended December 31, 2014 and the period from April 23, 2013 (date of acquisition) through December 31, 2013

Statements of Cash Flows for the three months ended March 31, 2015, the year ended December 31, 2014 and the period from April 23, 2013 (date of acquisition) through December 31, 2013.

Notes to Financial Statements

(b)	Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2015 and the year ended December 31, 2014

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: July 29, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

AWH-BP Durham Hotel, LLC

Financial Statements

(Together with Independent Auditors’ Report)

For the Three Months Ended March 31, 2015,

Year Ended December 31, 2014, and

Period from April 23, 2013 (Date of Acquisition) Through December 31, 2013

AWH-BP DURHAM HOTEL, LLC

TABLE OF CONTENTS

PAGE
INDEPENDENT AUDITORS’ REPORT	1
FINANCIAL STATEMENTS:
BALANCE SHEETS	2
STATEMENTS OF OPERATIONS	3
STATEMENTS OF CHANGES IN MEMBER’S EQUITY	4
STATEMENTS OF CASH FLOWS	5
NOTES TO FINANCIAL STATEMENTS	6-13

INDEPENDENT AUDITORS’ REPORT

To the Managing Member of

AWH-BP Durham Hotel, LLC

We have audited the accompanying financial statements of AWH-BP Durham Hotel, LLC (a Delaware limited liability company), which comprise the balance sheets as of March 31, 2015, December 31, 2014 and 2013, and the related statements of operations, changes in member’s equity and cash flows for the three months ended March 31, 2015, the year ended December 31, 2014, and the period from April 23, 2013 (date of acquisition) through December 31, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AWH-BP Durham Hotel, LLC as of March 31, 2015, December 31, 2014 and 2013, and the results of its operations and its cash flows for the three months ended March 31, 2015, the year ended December 31, 2014, and the period from April 23, 2013 (date of acquisition) through December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

/s/ Marks Paneth LLP

New York, NY

July 27, 2015

AWH-BP DURHAM HOTEL, LLC
BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2015	2014	2013
CURRENT ASSETS
Cash and cash equivalents	$662,196	$425,931	$224,759
Accounts receivable, net	28,861	16,033	5,513
Inventories	18,887	17,284	15,518
Prepaid expenses and other current assets	83,984	66,624	64,718
Total Current Assets	793,928	525,872	310,508

PROPERTY AND EQUIPMENT, at cost, net	9,652,420	9,791,070	8,914,138

OTHER ASSETS
Intangible assets, net	331,886	355,592	465,978
Deposits and other long-term assets	–	13,250	17,380
Total Other Assets	331,886	368,842	483,358

Total Assets	$10,778,234	$10,685,784	$9,708,004

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$240,148	$180,576	$238,357
Due to related parties	4,247,975	221,096	171,293
Term loan payable, current portion	103,301	105,154	25,280
Other current liabilities	131,152	15,583	11,104
Total Current Liabilities	4,722,576	522,409	446,034

LONG-TERM LIABILITIES
Term loan payable, net of current portion	4,228,238	8,426,988	7,495,142
Total Liabilities	8,950,814	8,949,397	7,941,176

MEMBER’S EQUITY	1,827,420	1,736,387	1,766,828

Total Liabilities and Member’s Equity	$10,778,234	$10,685,784	$9,708,004

See accompanying notes to financial statements.

AWH-BP DURHAM HOTEL, LLC
STATEMENTS OF OPERATIONS

			For the Period
	For the Three	For the	April 23, 2013
	Months Ended	Year Ended	Through
	March 31,	December 31,	December 31,
	2015	2014	2013
REVENUE
Rooms	$900,103	$3,489,862	$2,536,027
Food and beverage	67,921	252,368	182,163
Other departments	20,817	78,352	59,656
Total Operating Revenue	988,841	3,820,582	2,777,846

OPERATING EXPENSES
Rooms	202,951	751,859	531,763
Food and beverage	62,533	231,206	169,287
Other departments	21,303	63,864	38,885
Property operations	46,357	188,963	123,672
Utilities	40,461	158,761	114,142
Sales and marketing	56,236	201,357	156,778
General and administrative	97,615	403,722	295,376
Franchise fees	49,506	191,942	139,481
Property taxes	37,176	145,835	94,070
Total Operating Expenses	614,138	2,337,509	1,663,454

INCOME BEFORE OTHER OPERATING EXPENSES AND
OTHER (INCOME) EXPENSES	374,703	1,483,073	1,114,392

OTHER OPERATING EXPENSES
Depreciation and amortization	143,291	472,686	215,340
Management and accounting fees – related party	40,181	156,604	111,345
Loss on disposal of fixed assets	–	11,844	–
Total Other Operating Expenses	183,472	641,134	326,685

OPERATING INCOME	191,231	841,939	787,707

OTHER (INCOME) EXPENSES
Amortization of loan costs	19,956	95,386	4,395
Other fees – related party	6,463	37,519	27,453
Other expenses	20,084	55,345	192,366
Interest income	(530)	(224)	–
Interest expense	54,225	209,354	48,821
Total Other (Income) Expenses	100,198	397,380	273,035

NET INCOME	$91,033	$444,559	$514,672

See accompanying notes to financial statements.

AWH-BP DURHAM HOTEL, LLC
STATEMENTS OF CHANGES IN MEMBER’S EQUITY

BALANCE – April 23, 2013	$–

Capital contributions	1,752,156

Distributions	(500,000)

Net income	514,672

BALANCE – December 31, 2013	1,766,828

Distributions	(475,000)

Net income	444,559

BALANCE – December 31, 2014	1,736,387

Net income	91,033

BALANCE – March 31, 2015	$1,827,420

See accompanying notes to financial statements.

AWH-BP DURHAM HOTEL, LLC
STATEMENTS OF CASH FLOWS

			For the Period
	For the Three	For the	April 23, 2013
	Months Ended	Year Ended	Through
	March 31,	December 31,	December 31,
	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$91,033	$444,559	$514,672
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	163,247	568,072	219,735
Bad debt expense	–	1,131	80
Loss on disposal of property and equipment	–	11,844	–
(Increase) decrease in:
Accounts receivable	(12,828)	(11,651)	(5,593)
Inventories	(1,603)	(1,766)	(15,518)
Prepaid expenses and other current assets	(17,360)	(1,906)	(64,718)
Deposits and other long-term assets	13,250	4,130	(17,380)
Increase (decrease) in:
Accounts payable and accrued expenses	59,572	(57,781)	238,357
Due to related parties	(148,046)	49,803	75,333
Other current liabilities	115,569	4,479	11,104
Net Cash Provided by Operating Activities	262,834	1,010,914	956,072

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of hotel, net of cash acquired	–	–	(8,882,428)
Purchase of property and equipment	(891)	(1,346,462)	(243,300)
Franchise fee	–	–	(75,000)
Net Cash Used by Investing Activities	(891)	(1,346,462)	(9,200,728)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions by member	–	–	1,752,156
Distributions to member	–	(475,000)	(500,000)
Net (repayment of) proceeds from loan financing	(25,678)	1,011,720	7,520,422
Loan costs	–	–	(399,123)
Due to related parties	–	–	95,960
Net Cash (Used) Provided by Financing Activities	(25,678)	536,720	8,469,415

NET INCREASE IN CASH AND CASH EQUIVALENTS	236,265	201,172	224,759

CASH AND CASH EQUIVALENTS – Beginning of period	425,931	224,759	–

CASH AND CASH EQUIVALENTS – End of period	$662,196	$425,931	$224,759

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest expense	$57,280	$207,282	$31,942

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
See Note 3 for detail of assets acquired and liabilities assumed in purchase of hotel

Reduction of debt by excess payments of affiliates (Note 6)	$4,174,925	$–	$–

See accompanying notes to financial statements.

AWH-BP DURHAM HOTEL, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2015, DECEMBER 31, 2014 AND 2013

NOTE 1:	ORGANIZATION

AWH-BP Durham Hotel, LLC (the “Company”) was formed on April 30, 2013, as a limited liability company under the laws of the State of Delaware for the purpose of acquiring the property known as the Courtyard by Marriott in Durham, North Carolina (the “Hotel”). The Company acquired title to the Hotel on October 2, 2013 by an executed Bill of Sale that was a culmination of a series of transactions by the Company, its Member and other affiliated entities under which the Hotel was substantially acquired on April 23, 2013. The financial statements include the period in which the Hotel was substantially owned by affiliated entities prior to formal transfer to the Company.

The Hotel, operating under a franchise agreement with Marriott International, Inc., consists of 146 guestrooms, including 5 suites, meeting facilities and a café.

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers cash investments with an original maturity of three months or less to be cash equivalents.

The Company maintains cash balances at one financial institution. Accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per depositor per financial institution. Cash balances exceeded federally insured limits by approximately $413,000 at March 31, 2015, and $201,000 at December 31, 2014. The Company has not experienced any losses on these accounts and believes that there is no significant risk with respect to these deposits.

Accounts Receivable and Allowance for Doubtful Accounts

The Company extends credit to hotel customers in the ordinary course of business. Accounts receivable are unsecured customer obligations which generally require payment within 30 days of the invoice date. Accounts receivable are stated at the invoice amount.

Payments of accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of amounts that will not be collected. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable, and historical experience. If there is a deterioration of a major customer’s creditworthiness, or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due to the Company could be adversely affected. All accounts or portions thereof deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for doubtful accounts. The allowance for doubtful accounts was $778 at March 31, 2015, $1,285 at December 31, 2014, and $154 at December 31, 2013.

Inventories

Inventories are stated at the lower of cost or market on a first-in, first-out basis. Inventories consist primarily of food and beverages.

AWH-BP DURHAM HOTEL, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2015, DECEMBER 31, 2014 AND 2013

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is carried at cost, net of accumulated depreciation. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets as follows:

Building and improvements	5 – 39 years
Furniture, fixtures and equipment	2 – 10 years

Upon retirement or other disposition, the cost and accumulated depreciation of items sold or retired are removed from the accounts with any resulting gain or loss reflected in operations the year the asset is disposed. Significant expenditures for betterments and renewals are capitalized. Expenditures for repairs and maintenance which do not improve or extend the original lives of the assets are charged to expense as incurred.

Intangible Assets

Intangible assets with finite useful lives are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful life of each asset as follows:

Loan costs	5 years
Franchise fee	5 years

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. The criteria for determining impairment for such long-lived assets to be held and used is determined by comparing the carrying value of these long-lived assets to be held and used to management’s best estimate of future undiscounted cash flows expected to result from the use of the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The estimated fair value of the assets is measured by estimating the present value of the future discounted cash flows to be generated. There were no long-lived assets impaired during the three months ended March 31, 2015, the year ended December 31, 2014, or the period from April 23, 2013 (date of acquisition) through December 31, 2013.

Revenue Recognition

Hotel revenues are derived primarily from room rentals and from food and beverage sales. Some revenue is also derived from other departments. Revenue is recognized when rooms are occupied or goods and services have been delivered or rendered.

Taxes Collected From Customers

The Company’s policy is to present sales, occupancy and other similar taxes collected from customers and remitted to governmental authorities on a net basis. The Company records the amounts collected as a current liability and relieves such liability upon remittance to the taxing authority without impacting revenues or expenses.

AWH-BP DURHAM HOTEL, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2015, DECEMBER 31, 2014 AND 2013

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising and Marketing Costs

Advertising and marketing costs are charged to expense as incurred, or in the case of costs incurred for an advertisement that has not yet taken place, the first time the advertising takes place. Advertising and marketing costs totaled approximately $19,800 for the three months ended March 31, 2015, $80,600 for the year ended December 31, 2014, and $58,000 for the period from April 23, 2013 (date of acquisition) through December 31, 2013. Included in advertising and marketing costs are fees of approximately $18,000 for the three months ended March 31, 2015, $69,800 for the year ended December 31, 2014, and $50,700 for the period from April 23, 2013 (date of acquisition) through December 31, 2013, payable to marketing funds of the franchisor of the Hotel. Advertising and marketing costs are included in sales and marketing on the accompanying statements of operations.

Income Taxes

The Company is organized as a single member limited liability company which files as part of a consolidated tax return with its parent. The Company’s parent is also organized as a limited liability company which is considered a pass-through entity for federal and state income tax purposes. As such, any taxable income or loss realized by the Company is allocated to its members in accordance with their respective ownership percentages and reported on their individual tax returns. Therefore, no provision or liability for income taxes has been included in the financial statements.

The Company follows the provisions of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, “Income Taxes,” which provides standards for establishing and classifying any tax provisions for uncertain tax positions and recognizing any interest and penalties. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits as interest and operating expenses, respectively. All periods since inception are subject to examination by the tax authorities.

Fair Value

FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in inactive markets, and other than quoted prices that are observable either directly or indirectly. Level 3 inputs are unobservable and significant to the fair value measurement.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

AWH-BP DURHAM HOTEL, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2015, DECEMBER 31, 2014 AND 2013

NOTE 3:	BUSINESS COMBINATIONS

On April 23, 2013, the sole member of the Company, (the “Member”) purchased the mortgage underlying the Hotel. The purchase included mortgages on hotels owned by related parties in two other locations in other States (collectively, the “Note”). Under the terms of the Note, which was in default, the net cash flow of the hotels was swept to Member for its benefit.

On April 3, 2013, an affiliate of Member entered into a purchase and sale agreement with the prior owners of the three hotels to purchase the net assets of the properties. This part of the transaction closed on October 1, 2013. In addition, another affiliate controlled by Member’s parent entity, Spire Hospitality, LLC (“Spire”) had been and would continue to be the manager of the hotels. In substance, Member acquired all of the economic interest in the hotels with the purchase of the Note. Accordingly, the transactions have been accounted for as a purchase of the Hotel, as of April 23, 2013. Member allocated its cost of acquisition among the three hotels based upon its calculation of the fair value of the three properties. Accordingly, $8,882,428 was allocated to the Company.

The costs of executing the transactions allocated to the Company, the majority of which are legal fees, amounted to approximately $144,000 and are included in legal fees and other acquisition costs on the statements of operations.

The following table summarizes the consideration paid for the Hotel:

Cash paid to acquire note	$8,725,780
Cash paid under purchase and sale agreement	250,000
Cash paid for option	75,278
9,051,058
Less: cash acquired	(168,630)
Total consideration	$8,882,428

Recognized amounts of identifiable assets acquired and liabilities assumed:

Land	$870,478
Building	7,105,942
Land improvements	17,765
Furniture, fixtures and equipment	888,243
$8,882,428

NOTE 4:	PROPERTY AND EQUIPMENT

The following is a summary of property and equipment, less accumulated depreciation at:

	March 31,	December 31,
	2015	2014	2013

Land	$870,478	$870,478	$870,478
Building and improvements	8,181,528	8,181,528	7,145,791
Furniture, fixtures and equipment	1,406,754	1,405,863	1,109,459
	10,458,760	10,457,869	9,125,728
Less: accumulated depreciation	(806,340)	(666,799)	(211,590)
	$9,652,420	$9,791,070	$8,914,138

AWH-BP DURHAM HOTEL, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2015, DECEMBER 31, 2014 AND 2013

NOTE 4:	PROPERTY AND EQUIPMENT (Continued)

Depreciation expense totaled $139,541 for the three months ended March 31, 2015, $457,686 for the year ended December 31, 2014, and $211,590 for the period from April 23, 2013 (date of acquisition) through December 31, 2013.

NOTE 5:	INTANGIBLE ASSETS

The following is a summary of intangible assets, less accumulated amortization:

	March 31,	December 31,
	2015	2014	2013

Loan costs	$399,123	$399,123	$399,123
Franchise fee	75,000	75,000	75,000
	474,123	474,123	474,123
Less: accumulated amortization
loan costs	(119,737)	(99,781)	(4,395)
franchise fees	(22,500)	(18,750)	(3,750)
	(142,237)	(118,531)	(8,145)
Total intangible assets, net	$331,886	$355,592	$465,978

Amortization expense totaled $23,706 for the three months ended March 31, 2015, $110,386 for the year ended December 31, 2014, and $8,145 for the period from April 23, 2013 (date of acquisition) through December 31, 2013.

NOTE 6:	TERM LOAN PAYABLE

On October 3, 2013, the Company, as Co-Borrower along with two affiliated entities, obtained financing in the form of a Promissory Note, in the maximum commitment amount of $35,000,000, and entered into a Term Loan Agreement with a bank (the “Lender”) to provide the permanent financing of the purchase of the three hotel properties, each to be owned individually by its respective acquiring entity.

At closing, the Lender made an initial advance of loan proceeds totaling $25,250,000, of which $7,105,422 was borrowed by the Company. Also, at closing an additional $5,750,000 of loan proceeds was set aside by the Lender to establish a Property Improvement Plan (“PIP”) Holdback, of which $1,729,578 was allocated to the Company to draw upon to fund renovations and upgrades as required under its franchise agreement.

Borrowings under the Promissory Note bear interest at a fluctuating rate based upon the LIBOR (“London Interbank Offered Rate”) Daily Floating Rate with payments of interest-only due monthly during the first year. Commencing on October 1, 2014, consecutive monthly payments of principal plus interest became due based on a 30-year amortization schedule. The loan matures on October 1, 2018, at which time the entire outstanding principal balance plus any accrued and unpaid interest is due. The loan may be repaid in whole or in part subject to prepayment fees as defined in the loan agreement.

AWH-BP DURHAM HOTEL, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2015, DECEMBER 31, 2014 AND 2013

NOTE 6:	TERM LOAN PAYABLE (Continued)

In addition, terms of the loan agreement provided for the release of the individual Co-Borrowers. On March 3, 2015, the Company’s two affiliates, as Co-Borrowers, were released from their respective obligations under the Promissory Note by paying the release prices as provided for in the Term Loan Agreement. As a result of the release of the Co-Borrowers, the Company’s portion of the outstanding debt owed to the Lender was reduced by $4,174,925 and replaced with related-party loans to the Co-Borrowers (see Note 8). As of March 31, 2015, no other changes were made to the Term Loan Agreement (see Note 10).

Interest expense of the Company totaled $54,225 for the three months ended March 31, 2015, $209,354 for the year ended December 31, 2014, and $48,821 for the period from April 23, 2013 (date of acquisition) through December 31, 2013, of which $15,896, $18,951, and $16,879 was accrued and payable at March 31, 2015, December 31, 2014 and December 31, 2013, respectively, and is included in accounts payable and accrued expenses on the accompanying balance sheets. At March 31, 2015, the 1-month LIBOR was 0.179%.

The loan is collateralized by a first priority lien on the property, assignment of rents and a security interest in favor of the Lender.

Provisions of the Term Loan Agreement require the Company to meet and maintain certain financial covenants, one of which is the certification of a debt service coverage ratio, and nonfinancial covenants, including but not limited to maintenance of good standing with the franchisor, maintenance of insurance, and payments of taxes and assessments.

On May 15, 2015, the Hotel was sold to a third-party and the Company’s outstanding loan balance with the Lender was repaid in full (see Note 10).

NOTE 7:	COMMITMENTS AND CONTINGENCIES

Franchise Agreement

Effective October 2, 2013, the Company entered into a franchise agreement with Marriott International, Inc. (“Marriott”) to obtain a license to operate the property under the Courtyard by Marriott hotel brand along with access to a reservation system, advertising, publicity and other marketing programs and materials, and training programs and materials.

Under the franchise agreement, the Company incurs monthly franchise fees based on a percentage of the Hotel’s gross room sales. The Company is also obligated to Marriott for monthly marketing fund charges along with various other fees and charges.

On April 16, 2015, the franchise agreement, originally set to expire on December 16, 2018, was amended and extended through December 16, 2028, upon satisfaction of certain conditions, including the completion of all required renovations and upgrades.

Contingencies

The Company is party to various claims and routine litigation arising in the ordinary course of business. The Company does not believe that the results of all claims and litigation, individually or in the aggregate, will have a material adverse effect on its business, financial position or results of operations.

AWH-BP DURHAM HOTEL, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2015, DECEMBER 31, 2014 AND 2013

NOTE 8:	RELATED-PARTY TRANSACTIONS

Management Agreement

In connection with the Hotel acquisition on October 2, 2013, the Company entered into a management agreement with Spire Hospitality, LLC (“Manager”), an entity controlled by affiliates, as the sole and exclusive operator of the Hotel. Manager is responsible for employing all personnel necessary for the management and operation of the Hotel, and in addition to reimbursing Manager for out-of-pocket expenses incurred on behalf of the Hotel, the Company is responsible for reimbursing, indemnifying and holding Manager harmless for any and all expenses, costs, liabilities and claims related to any personnel employed at the Hotel, including but not limited to salaries and wages, other compensation and benefits. As such, these expenses are shown on the accompanying statements of operations in their respective categories of operating expense.

Pursuant to terms of the management agreement, the Company has agreed to pay Manager, on a monthly basis, a Base Management Fee equal to a percentage of the Hotel’s aggregate gross revenues. The Company also incurs certain other fees and expenses. Fees and expenses totaled $40,000, for the three months ended March 31, 2015, $157, 000 for the year ended December 31, 2014, and $111,000 for the period from April 23, 2013 (date of acquisition) through December 31, 2013. Amounts payable totaled $15,021 at March 31, 2015, $10,687 at December 31, 2014, and $10,102 at December 31, 2013.

Other Fees – Related Party

The Company pays fees to an entity owned by a minority owner of the Member’s parent. Fees (some of which were capitalized) totaled $6,463 for the three months ended March 31, 2015, $107,000 for the year ended December 31, 2014, and $41,000 for the period from April 23, 2013 (date of acquisition) through December 31, 2013, of which $9,894, $9,818, and $27,453, was accrued and payable at March 31, 2015, December 31, 2014, and December 31, 2013, respectively.

Guarantee of Affiliate Debt

The Company’s two affiliates’, for which the Company was a Co-Borrower (see Note 6), operate hotels in other States.

At December 31, 2014, the debt, including accrued interest, owed by the Company’s two affiliates, for which the Company is co-borrower, totaled $22,291,699. The total assets at December 31, 2014 were $29,000,000. Their respective revenue for the year ended December 31, 2014 was $17,000,000.

At December 31, 2013, the debt, including accrued interest, owed by the Company’s two affiliates, for which the Company is co-borrower, totaled $18,316,923. The total assets at December 31, 2013 were $25,000,000. Their respective revenue for the period from April 23, 2013 (date of acquisition) through December 31, 2013 was $11,800,000.

Other than providing the guarantee as Co-Borrower, the Company has provided no other financial support to the Co-Borrowers.

Due to Related Parties

Included in Due to Related Parties at March 31, 2015, December 31, 2014, and December 31, 2013, is $48,135, $173,138 and $133,738, respectively, of expenses related to the acquisition of the property paid on behalf of the Company by an affiliated entity.

AWH-BP DURHAM HOTEL, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2015, DECEMBER 31, 2014 AND 2013

NOTE 8:	RELATED-PARTY TRANSACTIONS (Continue)

Due to Related Parties (Continued)

In addition, included in Due to Related Parties at March 31, 2015, is $4,174,925 which represents the decrease in the Company’s liability under the Term Loan resulting from the Co-Borrowers’ release payments exceeding their allocated portions of the total amount due under the Promissory Note (see Note 6).

NOTE 9:	EMPLOYEE BENEFIT PLANS

The Manager, Spire Hospitality, LLC, sponsors a defined contribution 401(k) plan (the “Plan”) for eligible employees. Plan assets are held separately from those of the Manager in funds under the control of a third-party trustee. For the three months ended March 31, 2015, the year ended December 31, 2014, and period from April 23, 2013 (date of acquisition) through December 31, 2013, no matching contributions were made by the Company.

NOTE 10:	SUBSEQUENT EVENTS

Management has evaluated, for potential recognition and disclosure, events subsequent to the date of the balance sheet through July 27, 2015, the date the financial statements were available to be issued.

The Company has made distributions to its member of substantially all of its cash as of this date.

On April 8, 2015, the Company amended its loan agreement (see Note 6) and was advanced an additional $4,872,604, $4,174,925 of which was used to pay off the related party debt and the remainder distributed to its member, bringing the outstanding principal balance to $9,200,000.

On May 15, 2015, the Hotel was sold to a third-party buyer for a purchase price of $16,000,000.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On May 15, 2015, the Company completed the acquisition of a 146-room select service hotel located in Durham, North Carolina (the “Courtyard - Durham”) from an unrelated third party, for an aggregate purchase price of approximately $16.0 million, paid in cash, excluding closing and other related transaction costs. In connection with the acquisition, the Company’s Advisor received an acquisition fee equal to 1.0% of the contractual purchase price, $160,000. The acquisition was funded with approximately $4.0 million of offering proceeds (a portion of the offering proceeds used were received in April and May 2015) and approximately $12.0 million of proceeds from a $13.0 million Revolving Promissory Note (the “Revolving Promissory Note”) from the operating partnership of Lightstone Value Plus Real Estate Investment Trust II, Inc. (“Lightstone II”), a real estate investment trust also sponsored by the Company’s sponsor.

The Revolving Promissory Note was entered into on May 15, 2015, has a term of one year, bears interest at a floating rate of three-month Libor plus 6.0% and requires quarterly interest payments through its stated maturity with the entire unpaid balance due upon maturity. The Company paid an origination fee of $130,000 to Lightstone II in connection with the Revolving Promissory Note and pledged its ownership interest in the Courtyard - Durham as collateral for the Revolving Promissory Note.

The acquisition of the Courtyard - Durham was accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the consideration paid by the Company to complete the acquisition of the Courtyard - Durham has been allocated to the assets acquired based upon their preliminary fair values as of the date of the acquisition. Approximately $1.0 million was allocated to land and improvements, $13.1 million was allocated to building and improvements, and $1.9 million was allocated to furniture and fixtures and other assets.

The pro forma allocation of the Courtyard - Durham value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the Courtyard - Durham value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 is based on the Company’s historical consolidated balance as of March 31, 2015 and reflects the acquisition of the Courtyard - Durham as if it had occurred on March 31, 2015.  The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 is presented as if the Company’s acquisition of the Hampton Inn — Des Moines and the Courtyard — Durham had been completed as of January 1, 2014.

The pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, the financial information and notes thereto of the Hampton Inn — Des Moines (acquired February 5, 2015) filed in our Current Report on Form 8-K/A  filed with the United States Securities and Exchange Commission (the “SEC”) on April 22, 2015 and the financial information and notes thereto of the Courtyard - Durham included elsewhere herein. The pro forma condensed consolidated balance sheet and statement of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on March 31, 2015 or January 1, 2014, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2015

(Amounts in thousands)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Courtyard - Durham	Pro Forma Adjustments		Pro Forma
ASSETS
Net investment property	$10,846	$9,652	$(9,652)	(a)	$–
			16,000	(b)	26,846
Cash	$2,743	662	(662)	(a)
			(4,290)	(b)	(1,547)
Accounts receivable, net	–	29	(29)	(a)	–
Intangible astes, net	–	332	(332)	(a)	–
Prepaid expenses and other assets	394	103	(103)	(a)
			130	(b)	524

Total assets	$13,983	$10,778	$1,062		$25,823

LIABILITIES AND STOCKHOLDERS'/MEMBER'S EQUITY/(DEFICIT)

Accounts payable and other accrued expenses	$687	$371	$(371)	(a)	$687
Mortgages payable/promisssory note	7,000	4,332	(4,332)	(a)
			12,000	(b)	19,000
Due to affilaite	1,832	4,248	(4,248)	(a)	1,832
Distribution payable	37	–	–		37

Total liabilities	9,556	8,951	3,049		21,556

Total Company's stockholders'/member's equity/(deficit)	4,425	1,827	(1,827)	(a)
			(160)	(b)	4,265

Noncontrolling interests	2	–	–		2

Total stockholders'/member's equity/(deficit)	4,427	1,827	(1,987)		4,267

Total liabilities and member's equity/(deficit)	$13,983	$10,778	$1,062		$25,823

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Pro Forma Adjustments of Prior Acquisition (Hampton Inn - Des Moines) ( c)	Courtyard - Durham	Pro Forma Adjustments		Pro Forma

Rental revenue	$553	$354	$989	$–		$1,896

Expenses:
Rooms	–	89	203	–		292
General and administrative	271	24	98	–		393
Marketing and sales	–	4	56			60
Property operation and maintenance	313	86	226	36	(e)
				(49)	(f)	612
Utilities	–	12	40			52
Real estate taxes	32	24	37	–		93
Depreciation and amortization	57	32	163	15	(d)
				(19)	(h)	248
Total operating expenses	673	271	823	(17)		1,750
Operating (loss)/income	(120)	83	166	17		146
Other expenses, net	(96)	–	(21)	–		(117)
Interest expense	(1)	(205)	(54)	(124)	(g)	(384)
Net (loss)/income	(217)	(122)	91	(107)		(355)
Less: net loss/(income) attributable to noncontrolling interest	–	–	–	–		–
Net (loss)/income applicable to Company's common shares	$(217)	$(122)	$91	$(107)		$(355)

Net (loss) per Company's common shares, basic and diluted	$(0.41)					$(0.67)

Weighted average number of common shares outstanding, basic and diluted	529					529

The accompanying notes are an integral part of these pro forma unaudited consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Pro Forma Adjustments of Prior Acquisition (Hampton Inn - Des Moines) ( c)	Courtyard - Durham	Pro Forma Adjustments		Pro Forma

Rental revenue	$–	$3,695	$3,821	$–		$7,516

Expenses:
Rooms	–	925	752	–		1,677
General and administrative	144	250	404	–		798
Marketing and sales	–	39	201	–		240
Property operation and maintenance	–	895	882	80	(e)
				(162)	(f)	1,695
Utilities	–	126	159	–		285
Real estate taxes and insurance	–	254	146	–		400
Depreciation and amortization	–	332	568	159	(d)
				29	(h)	1,088
Total operating expenses	144	2,821	3,112	106		6,183
Operating (loss)/income	(144)	874	709	(106)		1,333
Other expenses, net	–	–	(55)	–		(55)
Interest expense	–	(513)	(209)	(535)	(g)	(1,257)
Net (loss)/income	(144)	361	445	(641)		21
Less: net loss/(income) attributable to noncontrolling interest	–	–	–	–		–
Net (loss)/income applicable to Company's common shares	$(144)	$361	$445	$(641)		$21

Net (loss)/income per Company's common shares, basic and diluted	$(4.16)					$0.61

Weighted average number of common shares outstanding, basic and diluted	34.6					34.6

The accompanying notes are an integral part of these pro forma unaudited consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands unless otherwise indicated)

1.    Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

 The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”), the Hampton Inn — Des Moines (acquired February 4, 2015) and the Courtyard — Durham have been prepared based on the historical balance sheets of the Company and the Courtyard — Durham as of March 31, 2015, the historical consolidated statements of operations for the Company, the Hampton Inn — Des Moines and the Courtyard — Durham for the three months ended March 31, 2015 and the year ended December 31, 2014. Certain reclassifications have been made to the historical balances and operating results of the Courtyard — Durham to conform to the Company’s presentation.

The Company and the Courtyard - Durham employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company and the Courtyard - Durham have been made.

The acquisition of the Courtyard - Durham has been accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the value of the Courtyard - Durham has been allocated to the assets acquired based upon their estimated preliminary fair values as of the date of the acquisition and has resulted in allocations of approximately $1.0 million, $13.1 million and $1.9 million to land and improvements, building and improvements and furniture and fixtures, respectively.

The pro forma allocation of the Courtyard - Durham value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the Courtyard - Durham value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that include ownership of the Courtyard - Durham. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.    Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if the acquisition was completed on March 31, 2015 for balance sheet purposes and January 1, 2014 for statement of operations purposes and reflect the following pro forma adjustments:

a)	To reflect the elimination of the historical balance sheet of the Courtyard - Durham as of March 31, 2015 as follows:

	Debit	Credit
Net investment property	$–	$9,652
Cash	–	662
Accounts receivable, net	–	29
Intangible assets, net	–	332
Prepaid expenses and other assets	–	103
Accounts payable and accrued expense	371	–
Mortgages payable/promissory note	4,332	–
Due to affilaite	4,248
Member's equity	1,827	–

	$10,778	$10,778

b)	Reflects the purchase of the Courtyard - Durham, as if it occurred on March 31, 2015. The adjustment includes (i) recording the properties at their preliminary fair value, (ii) $0.1 million of debt issuance costs for the loan origination fee and (iii) approximately $0.2 million of acquisition and related costs; as follows:

	Debit	Credit
Net investment property	$16,000	$–
Cash	–	4,290
Prepaid expenses and other assets	130
Mortgages payable/promissory note	–	12,000
Total Company's stockholders'/member's equity	160	–

	$16,290	$16,290

c)	Reflects pro forma adjustments for the acquisition of the Hampton Inn — Des Moines on February 5, 2015 as if this acquisition had occurred on January 1, 2014. This column represents the historical Hampton Inn — Des Moines results for the year ended December 31, 2014 and for the period from January 1, 2015 through February 4, 2015 (the Company’s purchase date) and pro forma adjustments as reflected in the Company’s Form 8-K/A filed April 22, 2015 with the Securities and Exchange Commission.

d)	Pro forma adjustment to depreciation expense to reflect the Company’s acquisition of the Courtyard - Durham as if it occurred on January 1, 2014. The adjustment for the three months ended March 31, 2015 and the year ended December 31, 2014 represents an increase in depreciation expense of approximately $15 and $159, respectively, resulting from the Company’s basis in the estimated fair value of the assets of the Courtyard — Durham based on the preliminary allocation of the consideration paid. The Company computes depreciation using the straight-line method over the estimated useful lives of its real estate assets, which are approximately 39 years for buildings and improvements and 5 to 10 years for furniture and fixtures.

e)	Pro forma adjustment to asset management fees to reflect the Company’s acquisition of the Courtyard - Durham as if it occurred January 1, 2014. The Company’s advisor receives an annual asset management fee of 0.75% of average invested assets. The pro forma adjustment to account for the asset management fee to reflect the acquisition as of January 1, 2014 totaled an increase of approximately $36 and $80 for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively.

f)	Pro forma adjustment to property management and franchise fees to reflect the Company’s acquisition of the Courtyard - Durham as if it occurred January 1, 2014. In connection with the acquisition of the Courtyard — Durham, the Company entered into new property management and franchise agreements. The pro forma adjustment to account for the property management and franchise fees to reflect the acquisition as of January 1, 2014 resulted in a decrease of approximately $49 and $162 of property management and franchise fees for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively.

g)	Pro forma adjustment to interest expense to reflect the Company’s acquisition of the Courtyard - Durham and the difference in the amount of debt outstanding as if it occurred January 1, 2014. The Company’s debt bears interest at a floating rate of three-month Libor plus 6.0% (6.2% at March 31, 2015). The adjustment represents an increase of interest expense of approximately $124 and $535 for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively.

h)	Pro forma adjustment to amortization expense to reflect the Company’s acquisition of Courtyard - Durham and the difference in the amount of amortization expense as if it occurred January 1, 2014. The adjustment for the three months ended March 31, 2015 and the year ended December 31, 2014 represents a decrease of amortization expense of approximately $19 and an increase of approximately $29, respectively.

3.         Unaudited Pro Forma Earnings Per Share Data

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, pro forma earnings per share is calculated by dividing net income attributable to the Company’s common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.

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